                                                                     EXHIBIT 10g

                            AMENDMENT 1993-1 TO THE
                   RHONE-POULENC RORER EMPLOYEE SAVINGS PLAN

  1. Section 5.1 of the Plan is amended to read, in its entirety, as follows:

    "5.1 Matching Contributions. Subject to the limitations set forth in
  Article VI, each Participant's Basic Contributions shall be matched on an annual basis by an Employer Contribution up to a maximum Employer Contribution of $3,000 for a Participant in a Plan Year. The Basic Contributions shall be matched by Employer Contributions in accordance with the following schedule:

        BASIC CONTRIBUTION          EMPLOYER CONTRIBUTION
     (AS A % OF COMPENSATION)   (AS A % OF BASIC CONTRIBUTION)
     ------------------------   ------------------------------
      1st 1%                                 100%
      2nd 1%                                  90%
      3rd 1%                                  80%
      4th-6th 1%                              50%

    The Company shall, with respect to the first Plan Year in which an Employee elects to become a Participant pursuant to Article III hereof, make an additional Employer Contribution of $100 on behalf of the Participant. The Company may, in its sole discretion, elect to make an Employer Contribution that is in excess of the amount required to be contributed by the Company; provided, however, that in no event shall the total Employer Contributions for any Participant for any Plan Year exceed the $3,000 limitation referenced above."

  2. This Amendment 1993-1 shall be effective as of September 1, 1993.